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 1 -- EXHIBIT 23.2
                                                               Exhibit 23.2

                     CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Vishay Intertechnology, Inc. for the registration of 2,750,000 shares of its common stock and to the incorporation by reference therein of our report dated February 10, 1994 (except for Note 6, as to which the date is March 25,
1994), with respect to the consolidated financial statements and schedules of Vishay Intertechnology, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.


                                                  ERNST  & YOUNG

Philadelphia, Pennsylvania
July 14, 1994